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                                                                      Exhibit 5

              Opinion and consent of Brobeck, Phleger & Harrison LLP


                                May 19, 1997


GaSonics International Corporation
2730 Junction Avenue
San Jose, California  95134


         Re:  GaSonics International Corporation Registration
              Statement for Offering of 900,000 Shares of Common
              Stock
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Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 500,000 shares of Common Stock under the GaSonics International Corporation (the "Company") 1994 Stock Option/Stock Issuance Plan and (ii) 400,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1994 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,

                                  /s/ Brobeck, Phleger & Harrison LLP


                                  BROBECK, PHLEGER & HARRISON LLP